Exhibit 2

[*] indicates that a confidential portion of the text of this agreement has been omitted.





                        DEVELOPMENT AND LICENSE AGREEMENT


                                  By and Among


                        MILLENNIUM PHARMACEUTICALS, INC.,


                                 XOMA (US) LLC,


                                       and


                              XOMA IRELAND LIMITED

                                Table of Contents

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

1.1.     "Affiliate".........................................................2
1.2.     "Agreement Year"....................................................2
1.3.     "Allocable Overhead"................................................2
1.4.     "BLA" or "Biologics License Application"............................2
1.5.     "Burdened Party"....................................................2
1.6.     "CAB-2".............................................................2
1.7.     "Co-Development Option".............................................2
1.8.     "Confidential Information"..........................................3
1.9.     "Development and Commercialization Plan"............................3
1.10.    "Development Costs".................................................3
1.11.    "Development Party" or "Development Parties"........................3
1.12.    "Development Plan"..................................................3
1.13.    "Development Term"..................................................3
1.14.    "Effective Date"....................................................4
1.15.    "FDA" or "Food and Drug Administration".............................4
1.16.    "Field of Use"......................................................4
1.17.    "First Approval"....................................................4
1.18.    "First Commercial Sale".............................................4
1.19.    "GMP" or "Good Manufacturing Practice"..............................4
1.20.    "In-License"........................................................4
1.21.    "IND" or "Investigational New Drug Application".....................4
1.22.    "Joint Project Team"................................................4
1.23.    "Joint Steering Committee"..........................................5
1.24.    "Know-How"..........................................................5
1.25.    "LDP-01"............................................................5
1.26.    "Licensed Product"..................................................5
1.27.    "Manufacturing Cost"................................................5
1.28.    "MLNM Intellectual Property"........................................5
1.29.    "MLNM Know-How".....................................................5
1.30.    "MLNM Patent Rights"................................................5
1.31.    "Net Sales".........................................................6
1.32.    "Operating Costs"...................................................6
1.33.    "Operating Margin/Profit"...........................................6
1.34.    "Party" or "Parties"................................................6
1.35.    "Patent Rights".....................................................6

                                                                            Page

1.36.    "Phase I Clinical Trial"............................................6
1.37.    "Phase II Clinical Trial"...........................................6
1.38.    "Phase II Success Criteria".........................................7
1.39.    "Phase III Clinical Trial"..........................................7
1.40.    "Project Team"......................................................7
1.41.    "Report"............................................................7
1.42.    "Sublicensee".......................................................7
1.43.    "Successful Phase II Clinical Trial Completion".....................7
1.44.    "Territory".........................................................7
1.45.    "Third Party Claim".................................................7
1.46.    "Valid Claim".......................................................8
1.47.    "XOMA Development-Commercialization Option".........................8
1.48.    "XOMA Intellectual Property"........................................8
1.49.    "XOMA Know-How".....................................................8
1.50.    "XOMA Party" or "XOMA Parties"......................................8
1.51.    "XOMA Patent Rights"................................................8

                                   ARTICLE II

                                   DEVELOPMENT

2.1.     Joint Steering Committee.............................................8
2.2.     Diligence During Development Term; [*]..............................10
2.3.     Third Party Conduct of Development Activities.......................10
2.4.     Funding of Development Plan.........................................10
2.5.     Project Teams.......................................................11
2.6.     Criteria for Successful Completion of Phase II Clinical Trials......11
2.7.     [*]  ...............................................................11

                                   ARTICLE III

                   PHASE III DEVELOPMENT AND COMMERCIALIZATION

3.1.     Results of Phase II Clinical Trials.................................11
3.2.     Joint Steering Committee Decision...................................12
3.3.     MLNM Election of Development and Commercialization; XOMA-US
           Election to Participate...........................................12
3.4.     Joint Development...................................................13
3.5.     Development and Commercialization by XOMA-US........................15
3.6.     Opt-Out After Election Under Section 3.3............................16
3.7.     Excluded Technology.................................................18

                                                                            Page

                                   ARTICLE IV

                         LICENSES, TRANSFERS AND SUPPLY

4.1.     Research and Development License to XOMA-US.........................18
4.2.     Transfers of Know-How During the Development Term...................18
4.3.     Commercial Licenses for XOMA-US in the Territory....................19
4.4.     Commercial Licenses for MLNM........................................19
4.5.     In-Licenses.........................................................20
4.6.     Access to Data and Regulatory Filings...............................20
4.7.     Adverse Event Reporting.............................................21
4.8.     Access to Process for Clinical Production and Supply................21
4.9.     [*]. ...............................................................21

                                    ARTICLE V

                               FEES AND ROYALTIES

5.1.     License and Sublicense Fees.........................................21
5.2.     Milestone Payments During the Development Term......................22
5.3.     Milestone Payments Subsequent to Development Term...................22
5.4.     Royalties...........................................................23
5.5.     Third-Party Royalties...............................................26
5.6.     Reports and Payments................................................26
5.7.     Tax Withholding.....................................................27

                                   ARTICLE VI

                                     SUPPLY

6.1.     Development Supply..................................................27
6.2.     Manufacture by XOMA-US..............................................27
6.3.     Commercial Supply...................................................28
6.4.     Specifications......................................................28

                                   ARTICLE VII

                              INTELLECTUAL PROPERTY

7.1.     Ownership...........................................................28
7.2.     Prosecution and Maintenance of Patent Rights........................28
7.3.     Infringement........................................................30
7.4.     Claimed Infringement................................................32

                                                                            Page

7.5.     Other Infringement Resolutions......................................34
7.6.     No Heading..........................................................34

                                  ARTICLE VIII

                            CONFIDENTIAL INFORMATION

8.1.     Non-Use and Non-Disclosure of Confidential Information..............34
8.2.     Limitation on Disclosures...........................................35

                                   ARTICLE IX

                                     AUDITS


                                    ARTICLE X

                          INDEMNIFICATION AND INSURANCE

10.1.    XOMA Indemnification................................................35
10.2.    MLNM Indemnification................................................36
10.3.    No Heading..........................................................37
10.4.    Insurance...........................................................37

                                   ARTICLE XI

                                     EXPORT

11.1.    General.............................................................37
11.2.    Delays..............................................................38
11.3.    Assistance..........................................................38
11.4.    Other...............................................................38

                                   ARTICLE XII

                             DEFAULT OR TERMINATION

12.1.    Term 38
12.2.    Termination of Agreement for Breach of Material Obligation..........38
12.3.    Termination Due to Failure of XOMA-US's Development and
           Commercialization.................................................39
12.4.    Other Termination...................................................39
12.5.    Consequence of Termination..........................................39
12.6.    Survival............................................................40

                                                                            Page

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

13.1.    XOMA-US.............................................................40
13.2.    XOMA-Ireland........................................................41
13.3.    MLNM 41
13.4.    Disclaimer..........................................................42

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1.    Publicity...........................................................42
14.2.    Force Majeure.......................................................42
14.3.    Consequential Damages...............................................42
14.4.    Assignment..........................................................43
14.5.    Section 365(n) of the United States Bankruptcy Code.................43
14.6.    Notices.............................................................43
14.7.    Independent Contractors.............................................44
14.8.    Governing Law.......................................................44
14.9.    Severability........................................................45
14.10.   No Implied Waivers..................................................45
14.11.   Entire Agreement....................................................45
14.12.   Counterparts........................................................45

Exhibits

The Exhibits referred to in this Agreement have been attached to this Agreement and shall have the following titles:

Exhibit A                   MLNM Patent Rights for CAB-2
Exhibit B                   MLNM Patent Rights for LDP-01
Exhibit C                   In-Licenses for CAB-2 and LDP-01
Exhibit D                   Arbitration of Certain Disputes
Exhibit E                   Excluded Technology

Development Plans

The development plans referred to in this Agreement are being simultaneously delivered with the execution of this Agreement as separate documents and shall have the following titles:

Document I                  Development Plan for CAB-2
Document II                 Development Plan for LDP-01

                        DEVELOPMENT AND LICENSE AGREEMENT

     This DEVELOPMENT AND LICENSE AGREEMENT ("Agreement"), dated as of the Effective Date, is entered into by and among MILLENNIUM PHARMACEUTICALS, INC. ("MLNM"), a Delaware corporation having a principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 U.S.A., XOMA (US) LLC ("XOMA-US"), a Delaware limited liability company having an office located at 2910 Seventh Street, Berkeley, California 94710 U.S.A., and XOMA IRELAND LIMITED ("XOMA-Ireland"), an Irish company having an office located at Shannon Airport House, Shannon, County Clare, Ireland.

                                  INTRODUCTION

1. MLNM is engaged in genomic research and drug discovery and development endeavors, with the objective of identifying, developing and marketing products that will serve a variety of human healthcare needs throughout the world.

2. XOMA-US is a biopharmaceutical company providing development and manufacturing services for disease targets that will serve a variety of human healthcare needs throughout the world.

3. MLNM and XOMA-US desire to collaborate to accelerate the commercialization of certain potential therapeutic products in MLNM's pipeline.

4. XOMA-US desires to obtain and MLNM is willing to grant rights and licenses in such potential therapeutic products for purposes of XOMA-US undertaking development activities for such compounds through early stages of development, with an opportunity for MLNM's participation in the further development and commercialization at MLNM's election based on the results obtained during the early stages of development.

5. XOMA-Ireland owns or controls the rights to certain intellectual property it is willing to license to MLNM, and MLNM desires to license such intellectual property, all on the terms and conditions set forth herein.

     In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, MLNM, XOMA-US and XOMA-Ireland agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     General. When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this
Article I.

     1.1. "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party. For purposes of the foregoing sentence, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such non-corporate entities.

     1.2. "Agreement Year" means the period beginning on the Effective Date and ending on the one-year anniversary thereof ("Agreement Year 1") and each succeeding twelve-month period thereafter (such years being referred to herein as "Agreement Year 2," "Agreement Year 3" and so on).

     1.3. "Allocable Overhead" means costs incurred by a Party or for its account which are attributable to a Party's supervisory services, occupancy costs, payroll, information systems, human relations or purchasing functions and which are allocated to company departments based on space occupied or headcount or other activity-based method. Allocable Overhead shall not include any cost attributable to general corporate activities including, by way of example, executive management, investor relations, business development, legal affairs and finance.

     1.4. "BLA" or "Biologics License Application" means with respect to CAB-2 or LDP-01, a United States FDA biologics license application or its equivalent, or any corresponding foreign application.

     1.5. "Burdened Party" means the Development Party identified in accordance with Section 3.4(h)(ii).

     1.6. "CAB-2" means the fusion protein known by MLNM as CAB-2 that functions as a complement inhibitor through the inhibition of C3 and C5 convertases.

     1.7. "Co-Development Option" means the option defined in accordance with
Section 3.3(a).

     1.8. "Confidential Information" means (a) all proprietary information and materials, patentable or otherwise, of a Party which are disclosed by or on behalf of such Party to another Party pursuant to and in contemplation of this Agreement, including, without limitation, biological or chemical substances, formulations, techniques, methodology, equipment, data, reports, know-how, sources of supply, patent positioning and business plans, including any negative developments, and (b) any other information designated by the disclosing Party to the other Party as confidential or proprietary, whether or not related to making, using or selling Licensed Products.

     1.9. "Development and Commercialization Plan" means (a) with respect to a Licensed Product as to which MLNM has elected option (a) under Section 3.3 and XOMA-US has elected to participate, a plan for the development and commercialization of such Licensed Product after Successful Phase II Clinical Trial Completion covering activities which MLNM and XOMA-US will have joint responsibility to conduct; and (b) with respect to a Licensed Product as to which MLNM has elected option (b) under Section 3.3 and XOMA-US has elected to participate, a plan for the development and commercialization of such Licensed Product after Successful Phase II Clinical Trial Completion covering activities which XOMA-US will have sole responsibility to conduct.

     1.10. "Development Costs" means, with respect to a Licensed Product, the internal and external costs of a Party incurred in developing such Licensed Product, which costs shall include direct labor, materials, [*] and Allocable Overhead. [*]. Development Costs shall be determined by a Party in accordance with United States generally accepted accounting principles ("US GAAP") as consistently applied by such Party in the ordinary course of its business.

     1.11. "Development Party" or "Development Parties" means MLNM and/or
XOMA-US.

     1.12. "Development Plan" means the initial plans set forth in Document I and Document II respectively for the development of the respective Licensed Products during the Development Term, as such plans are amended from time to time pursuant to Section 2.1 or Section 2.5. Each Development Plan shall describe all development activities for a Licensed Product in the Territory for the respective Field of Use, as determined and approved in accordance with
Section 2.1 or Section 2.5, including, but not limited to, pre-clinical testing, toxicology, formulation, process development, manufacturing scale-up, manufacturing, quality assurance/quality control, clinical studies and regulatory affairs as well as a timeline and budget for completion of such activities.

     1.13. "Development Term" means, with respect to a Licensed Product, the time period between the Effective Date and Successful Phase II Clinical Trial Completion of such Licensed Product.

     1.14. "Effective Date" means November 26, 2001.

     1.15. "FDA" or "Food and Drug Administration" means the United States Food and Drug Administration or any successor agency.

     1.16. "Field of Use" means:

     (a)  with respect to CAB-2, or any related Licensed Product, [*]; and

     (b)  with respect to LDP-01, or any related Licensed Product, [*].

     [*]

     In the event that MLNM, XOMA-Ireland and XOMA-US enter into an agreement pursuant to Section 2.7(a) with respect to a Licensed Product, the agreed upon additional indication(s) shall become part of the Field of Use for such Licensed Product as of the date provided in such agreement.

     1.17. "First Approval" means, the first receipt of authorization or clearance to market a Licensed Product in the Territory under a BLA.

     1.18. "First Commercial Sale" means, with respect to each Licensed Product, the first commercial sale in the Territory or outside the Territory as part of a nationwide introduction by a Party or any of its Affiliates or Sublicensees.

     1.19. "GMP" or "Good Manufacturing Practice" means the current good manufacturing practice regulations of the FDA as described in the United States Code of Federal Regulations or any applicable corresponding foreign regulations or their respective successor regulations.

     1.20. "In-License" means an agreement existing as of the Effective Date between MLNM or a predecessor to MLNM and a third party pursuant to which MLNM has rights and obligations with respect to a Licensed Product. Attached hereto as Exhibit C is a complete list of such In-Licenses.

     1.21. "IND" or "Investigational New Drug Application" means a United States FDA investigational new drug application or its equivalent or any corresponding foreign application in Canada.

     1.22. "Joint Project Team" means a joint project team formed by the Development Parties for each Licensed Product in accordance with Section 3.4(b).

     1.23. "Joint Steering Committee" means the committee composed of senior representatives from each Development Party to oversee and manage the development of Licensed Products in accordance with Section 2.1(a).

     1.24. "Know-How" means, with respect to each Licensed Product, all materials, laboratory, pre-clinical and clinical data, know-how, and other scientific, technical or regulatory information, patentable or otherwise, developed, applied or acquired by a Party prior to or during the term of this Agreement, which relates to the identification, characterization, expression, synthesis, use or production of such Licensed Product and which is reasonably useful or necessary or is required to develop, use, formulate, manufacture, fill and finish, register, distribute and/or sell such Licensed Product. Know-How shall include rights acquired by a Party from a third party only if and/or solely to the extent that such Party has the right to sublicense the same to the other Party.

     1.25. "LDP-01" means the monoclonal antibody known by MLNM as LDP-01 [*].

     1.26. "Licensed Product" means either CAB-2 or LDP-01 and any and all formulations, mixtures or compositions thereof (including those containing one or more therapeutically active ingredients in addition to CAB-2 or LDP-01) which, or the making, use or sale of which, (a) in the context of the licenses granted to XOMA hereunder, is covered by a Valid Claim of any of the MLNM Patent Rights and/or embodies any MLNM Know-How, (b) in the context of the licenses granted to MLNM hereunder, is covered by a Valid Claim of any of the XOMA Patent Rights and/or embodies any XOMA Know-How, or (c) in the context of payment of royalties hereunder or the supply provisions hereof, is covered by a Valid Claim of any of the MLNM Patent Rights or the XOMA Patent Rights and/or embodies any MLNM Know-How or XOMA Know-How.

     1.27. "Manufacturing Cost" means, with respect to a Licensed Product, the internal and external costs of a Party, incurred in manufacturing such Licensed Product [*]. Manufacturing Cost shall be determined by a Party in accordance with US GAAP as consistently applied by such Party in the ordinary course of its business.

     1.28. "MLNM Intellectual Property" means, with respect to each Licensed Product, MLNM Know-How and MLNM Patent Rights.

     1.29. "MLNM Know-How" means, with respect to each Licensed Product, all Know-How that is invented or developed under this Agreement by MLNM or that is within the control of MLNM other than that licensed to MLNM by the XOMA Parties pursuant to Article IV of this Agreement.

     1.30. "MLNM Patent Rights" means, with respect to each Licensed Product, all Patent Rights that are invented or developed under this Agreement by MLNM or that are within the control of MLNM other than Patent Rights licensed to MLNM by the XOMA Parties pursuant to Article IV of this Agreement. Attached hereto as Exhibit A and Exhibit B are lists of the MLNM Patent Rights existing as of the Effective Date for each Licensed Product.

     1.31. "Net Sales" means, with respect to a Licensed Product, [*].

     1.32. "Operating Costs" means, with respect to each Licensed Product, (a) cost of sales, (b) all internal and external costs incurred in conducting Phase IV clinical trials directly allocable to the marketing of such Licensed Product in its Field of Use in the Territory, and (c) all internal and external costs incurred in the marketing of such Licensed Product in its Field of Use in the Territory, which costs shall include pre-launch marketing and educational activities, marketing, promotion, distribution and selling expenses. [*]. Operating Costs shall be determined by each Party in accordance with US GAAP as consistently applied by such Party in the ordinary course of its business.

     1.33. "Operating Margin/Profit" means, with respect to a Licensed Product, Net Sales of such Licensed Product in its Field of Use in the Territory less Operating Costs of the Parties and their Affiliates.

     1.34. "Party" or "Parties" means MLNM, XOMA-US and/or XOMA-Ireland, as the context requires.

     1.35. "Patent Rights" means with, respect to each Licensed Product, all patents (including, without limitation, all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including, without limitation, all provisional applications, continuations, continuations-in-part and divisions) which relate to such Licensed Product or the identification, characterization, expression, synthesis, use or production of such Licensed Product and which are reasonably useful or necessary or are required to develop, use, formulate, manufacture, fill and finish, register, distribute and/or sell such Licensed Product. Patent Rights shall include rights acquired by a Party from a third party only if and/or to the extent such Party has the right to sublicense the same to the other Party.

     1.36. "Phase I Clinical Trial" means studies in humans the purpose of which is preliminary determination of safety in healthy individuals or patients and for which there are no primary endpoints relating to efficacy in the protocol.

     1.37. "Phase II Clinical Trial" means such studies in humans of the safety, dose ranging and efficacy of a Licensed Product which are designed to generate sufficient data to commence Phase III Clinical Trials.

     1.38. "Phase II Success Criteria" means the criteria determined by the Joint Steering Committee in accordance with Section 2.6.

     1.39. "Phase III Clinical Trial" means a controlled study in humans of the efficacy and safety of a Licensed Product which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to obtain regulatory approval to market such Licensed Product.

     1.40. "Project Team" means a project team formed in accordance with Section 2.5.

     1.41. "Report" means, with respect to a Licensed Product, copies of minutes of all meetings with the FDA, copies of all INDs, copies of investigator brochures, copies of all clinical study protocols (for each, prior to submission to the FDA), notice of when first and last patients in a clinical trial have been treated and received their last treatment in such clinical trial, copies, including a draft copy, of any interim clinical trial analyses, and the final report in any clinical trial.

     1.42. "Sublicensee" means a third party which is not an Affiliate of a Party and to whom such Party has granted a sublicense to develop, use, formulate, manufacture, fill and finish, register, distribute and/or sell Licensed Products. Without limiting the generality of the foregoing, a Sublicensee shall be deemed to include any third party who is granted a sublicense hereunder by a Party pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action.

     1.43. "Successful Phase II Clinical Trial Completion" means, with respect to a Licensed Product, the determination by the Joint Steering Committee or a third party under the dispute resolution mechanism pursuant to Section 2.1(c)(i) that the Phase II Success Criteria for such Licensed Product have been satisfied.

     1.44. "Territory" means the United States of America and Canada.

     1.45. "Third Party Claim" means any action (actual or threatened), arbitration, cause of action, claim, filed complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding involving a MLNM Indemnitee or a XOMA Indemnitee, as applicable, instituted by a person or entity other than a XOMA Indemnitee or a MLNM Indemnitee (or a XOMA Indemnitee or a MLNM Indemnitee who is not acting in their capacity as a XOMA Indemnitee or a MLNM Indemnitee, respectively), as the case may be, (but excluding infringement or misappropriation , the sole and exclusive remedy for which is provided in Section 7.4), and which, if prosecuted successfully, could result in a MLNM Loss or XOMA Loss, as applicable, for which such MLNM Indemnitee or XOMA Indemnitee, as the case may be, is entitled to indemnification under Article X.

     1.46. "Valid Claim" means any claim in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, re-examination or disclaimer and which is not subject to an interference action.

     1.47. "XOMA Development-Commercialization Option" means the option defined in accordance with Section 3.3(b).

     1.48. "XOMA Intellectual Property" means, with respect to each Licensed Product, all XOMA Know-How and XOMA Patent Rights.

     1.49. "XOMA Know-How" means, with respect to each Licensed Product, all Know-How that is invented or developed under this Agreement by XOMA-US or that XOMA-Ireland or XOMA-US has the legal right to license or sublicense to MLNM and that is reasonably necessary to the practice of licenses granted under this Agreement, other than that licensed to XOMA-US by MLNM pursuant to Article IV.

     1.50. "XOMA Party" or "XOMA Parties" means XOMA-US and/or XOMA-Ireland.

     1.51. "XOMA Patent Rights" means, with respect to each Licensed Product, all Patent Rights that are invented or developed under this Agreement by XOMA-US, or that XOMA-Ireland or XOMA-US has the legal right to license or sublicense to MLNM and that are reasonably necessary to the practice of licenses granted under this Agreement, other than Patent Rights listed in Exhibit E ("Excluded Technology") or licensed to XOMA-US by MLNM pursuant to Article IV. XOMA-Ireland shall be entitled to amend Exhibit E from time to time with the consent of MLNM, which consent shall not be unreasonably withheld, taking into account the original intent and purpose of this Agreement and the goals and other provisions of the then current Development Plans.

                                   ARTICLE II

                                   DEVELOPMENT

     2.1. Joint Steering Committee.

     (a) Formation and Decision-Making. Within [*] after execution of this Agreement by all Parties, the Development Parties shall establish a Joint Steering Committee to oversee and manage the development of the Licensed Products in their respective Fields of Use. The Joint Steering Committee shall consist of three (3) senior representatives designated by each Development Party. Each representative shall have relevant and appropriate preclinical, manufacturing, clinical development or commercialization expertise in order to oversee the develop-ment of the Licensed Products. Each Development Party shall have one (1) vote on the Joint Steering Committee and all actions to be taken and determinations to be made by the Joint Steering Committee shall be by consensus. If a representative of a Development Party is unable to attend a meeting of a Joint Steering Committee, such Development Party may designate an alternate to attend such meeting. In addition, each Development Party may, at its discretion, invite a reasonable number of other employees, consultants or scientific advisors to attend the meetings of the Joint Steering Committee, provided that such invitees are bound by appropriate confidentiality obligations. The Joint Steering Committee shall meet no less frequently than [*] and shall meet at such other times as it deems appropriate. Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference. Each Development Party may change one or all of its representatives to each Joint Steering Committee at any time upon notice to the other Development Party.

     (b) Responsibilities. The Joint Steering Committee shall: (i) determine the overall development strategy for the Licensed Products in their respective Fields of Use in the Territory; (ii) review and approve modifications to the Development Plans and the related budgets for Licensed Products within [*] of each submission; (iii) facilitate the transfer through the Project Teams of Know-How between the Development Parties for purposes of conducting the Development Plans; (iv) regularly assess the progress of XOMA-US in its conduct of the Development Plans and against the timelines contained therein; (v) monitor the progress of the Project Team for each Licensed Product; (vi) in the event of co-development of a Licensed Product jointly by MLNM and XOMA-US in accordance with Section 3.4, review and approve the Development and Commercialization Plan and the related budget prepared by the Joint Project Team and any modifications thereto as recommended by the Joint Project Team within [*] of each submission and coordinate, oversee and approve the activities of the Joint Project Team; (vii) in the event of development and commercialization of a Licensed Product solely by XOMA-US under Section 3.5, and at the time of XOMA-US's election to participate in such development and commercialization, review and approve the Development and Commercialization Plan prepared by XOMA-US and, at such time as they are proposed, any modifications thereto as recommended by the XOMA-US and determine the diligence milestones with respect to dates by which XOMA-US shall have initiated Phase III Clinical Trials, filed a BLA and made the First Commercial Sale of a Licensed Product; and (viii) perform such other activities as are contemplated under this Agreement.

     (c) Disputes.

     (i) In the event the Joint Steering Committee is unable to reach consensus within thirty (30) days concerning: (x) the Phase II Success Criteria as set forth in Section 2.6; (y) determining whether the Phase II Success Criteria have been satisfied as set forth in Section 3.1; or (z) any other matter within its areas of responsibility, it shall submit the matter for resolution by senior management representatives designated by each Development Party.

Such representatives shall meet promptly to discuss the matter submitted and to determine a resolution. If such representatives are unable to determine a resolution within [*], the matter shall be resolved in accordance with the provisions set forth in Exhibit D.

     (ii) Notwithstanding Section 2.1(c)(i), if MLNM has elected the option set forth in Section 3.3(a) to pursue further development of a Licensed Product jointly with XOMA-US, and the Joint Steering Committee is unable to reach consensus within thirty (30) days concerning a matter within its areas of responsibility or referred to it in connection with such further development of such Licensed Product, MLNM shall have the right to make the final determination concerning the resolution of such dispute.

     2.2. Diligence During Development Term; [*].

     (a) Diligence. During the Development Term, and consistent with the Development Plan, XOMA-US shall be responsible for and use commercially reasonable and diligent efforts: (a) to develop the Licensed Products, including providing Reports and any additional information reasonably requested by MLNM with regard to the development of Licensed Products to MLNM in a timely manner; and (b) to conduct all appropriate IND-enabling studies and human clinical studies for the purpose of developing the Licensed Products during the Development Term. XOMA shall be responsible for all regulatory filings with the FDA necessary to conduct such studies, and all communications with the FDA with respect to such studies, provided that MLNM shall have the right to participate at its own expense in such activities with XOMA-US.

     (b) [*]

     2.3. Third Party Conduct of Development Activities. With respect to the development of the Licensed Products in their respective Fields of Use in the Territory during the Development Term, XOMA-US may seek third parties to conduct contract services on its behalf in accordance with the Development Plan; provided that the material intellectual property and payment of royalty terms of agreements governing such contract services are reviewed and approved in advance of their execution by the Joint Steering Committee, and provided further that
(a) with respect to any intellectual property developed in the conduct of such services, such intellectual property is owned by XOMA-US, XOMA-Ireland or their Affiliates or licensed to XOMA-US, XOMA-Ireland or their Affiliates with the right to sublicense to MLNM and such third parties are obligated to comply with the licensing, confidentiality and other terms and conditions of this Agreement, and (b) XOMA-US shall remain primarily liable for compliance with such terms and conditions.

     2.4. Funding of Development Plan. XOMA-US will bear all Development Costs and Manufacturing Costs incurred in conducting the Development Plan for each Licensed Product during the Development Term, as well as reasonable agreed upon pre-approval expenses listed in subsection (c) of the definition of Operating Costs incurred during the Development Term.

     2.5. Project Teams. Within [*] of the Effective Date, MLNM and XOMA-US shall appoint their respective representatives to a Project Team for each Licensed Product. The Project Team for each Licensed Product shall be responsible for: (a) overseeing, controlling and implementing the Development Plan and undertaking activities necessary to complete the Development Plan in accordance with the timelines therein, including pre-clinical research, clinical research, manufacturing, and regulatory filings; (b) reporting XOMA-US's progress under the Development Plan and making recommendations to the Joint Steering Committee at least quarterly (in advance of Joint Steering Committee meetings) concerning amendments to the Development Plan including the level of resources allocated to the development of the Licensed Product and budget adjustments; (c) preparing and submitting Reports to the Joint Steering Committee; (d) facilitating the exchange of data, information, materials or results between the Development Parties pertaining to the Licensed Products; and
(e) performing such other tasks and responsibilities as may be set forth in this Agreement.

     2.6. Criteria for Successful Completion of Phase II Clinical Trials. Prior to the initiation of Phase II Clinical Trials for each Licensed Product, the Joint Steering Committee shall agree upon criteria for evaluation of the results of Phase II Clinical Trials for such Licensed Product ("Phase II Success Criteria") for purposes of the Joint Steering Committee's determination of Successful Phase II Clinical Trial Completion for such Licensed Product. Such criteria shall include, but not be limited to: (a) efficacy requirements for the Licensed Product and well-defined endpoints for measuring these requirements;
(b) a safety profile for the Licensed Product; (c) demonstration of a pilot manufacturing process that allows for a commercially reasonable manufacturing margin after taking into consideration the projected dosing regimen; (d) maximum dosing and drug delivery requirements; and (e) other criteria that ensure the Licensed Product will address an unmet medical need in a commercially viable manner. The Phase II Success Criteria shall be incorporated into and made a part of the Development Plan for each Licensed Product.

     2.7. [*].

                                   ARTICLE III

                   PHASE III DEVELOPMENT AND COMMERCIALIZATION

     3.1. Results of Phase II Clinical Trials. At such time as XOMA-US determines that the results of the Phase II Clinical Trial(s) for a Licensed Product satisfy the Phase II Success Criteria, XOMA-US shall notify the Joint Steering Committee and provide detailed informa-tion concerning the results. The Joint Steering Committee shall review the results of the Phase II Clinical Trial(s) and other information from XOMA-US and determine whether the Phase II Success Criteria are satisfied.

     3.2. Joint Steering Committee Decision.

     (a) If the Joint Steering Committee determines that the Phase II Success Criteria are satisfied with respect to a Licensed Product, then MLNM shall exercise one of the options set forth in Section 3.3.

     (b) If the Joint Steering Committee determines that the Phase II Success Criteria have not been met with respect to a Licensed Product, then the Joint Steering Committee shall determine whether XOMA-US should continue its development activities with respect to such Licensed Product in accordance with a revised Development Plan. Such Development Plan shall be directed to achieving the Phase II Success Criteria and shall be subject to the prior review and approval of the Joint Steering Committee. If the Joint Steering Committee fails to have XOMA-US continue development activities under a revised Development Plan within [*] of its decision that the Phase II Success Criteria were not met, then the license and other rights granted to XOMA-US with respect to such Licensed Product under this Agreement shall terminate pursuant to Section 12.5.

     In the event MLNM subsequently develops such Licensed Product in any field in the Territory, MLNM will pay royalties to XOMA-US and XOMA-Ireland as set forth in the applicable part of Section 5.4.

     (c) If the Joint Steering Committee fails to determine whether the Phase II Success Criteria have been satisfied with respect to a Licensed Product, then the Joint Steering Committee shall consider whether to modify the Phase II Success Criteria. If the Joint Steering Committee fails to determine whether the Phase II Success Criteria have been satisfied or whether to modify the Phase II Success Criteria within [*] of notification from XOMA-US pursuant to Section 3.1, the dispute resolution mechanism set forth in Section 2.1(c)(i) shall be utilized as the exclusive mechanism for determining whether such criteria have been satisfied or whether to modify the Phase II Success Criteria.

     3.3. MLNM Election of Development and Commercialization; XOMA-US Election to Participate. Within [*] after a determination under Section 3.2(a) of a Successful Phase II Clinical Trial Completion for a Licensed Product, MLNM shall elect by written notice to XOMA-US (a) that MLNM and XOMA-US jointly participate in the continued development of such Licensed Product in accordance with Section
3.4 beginning as of the date of MLNM's election under this Section 3.3, with MLNM to be solely responsible for commercialization of the Licensed Product in the Territory ("Co-Development Option") or (b) that XOMA-US shall retain sole responsibility for the development and commercialization of such Licensed
Prod-
uct in its Field of Use in the Territory, including the full responsibility and cost for all pre-clinical and clinical development, manufacturing, regulatory and commercialization activities for such Licensed Product in the Territory ("XOMA Development-Commercialization Option"). Within [*] after MLNM's election, XOMA-US shall elect by written notice to MLNM (y) to participate under the terms of MLNM's election with respect to a Licensed Product or (z) not to participate under the terms of MLNM's election. In the case of XOMA-US's determination not to participate, then the license and other rights granted to XOMA-US with respect to such Licensed Product under this Agreement shall terminate pursuant to Section 3.6 in the same manner as if XOMA-US determined to withdraw from participation as provided therein.

     3.4. Joint Development. In the event MLNM elects the Co-Development Option for a Licensed Product and XOMA-US elects to participate:

          (a) Development and Commercialization Plan. MLNM and XOMA-US shall co-develop such Licensed Product in its Field of Use in the Territory in accordance with a Development and Commercialization Plan for such Licensed Product to be prepared by the Joint Project Team and submitted to the Joint Steering Committee for review and approval. For purposes of preparation of the Development and Commercialization Plan, and any revisions thereto, development activities shall be allocated taking into account the Development Parties' respective capabilities and capacities to perform such activities, with the understanding that MLNM will have sole responsibility for all commercialization activities, [*].

          (b) Joint Project Team. Within [*] of MLNM's election under Section
     3.3 with respect to a Licensed Product, the Development Parties shall appoint a Joint Project Team for such Licensed Product with an equal number of representatives of each Development Party. The Joint Steering Committee shall determine the number of persons to be appointed.

          (c) Joint Project Team Decision-Making. The Joint Project Team for each Licensed Product shall meet [*] in person or via teleconference, or more frequently as such Joint Project Team may determine. Decisions and actions of a Joint Project Team will be made and taken by consensus and each Development Party shall have one (1) vote. Each Joint Project Team shall report to and operate subject to approval of the Joint Steering Committee. In the event a Joint Project Team is unable to resolve a matter within its areas of responsibility within [*] of the date when the matter is first raised by either Development Party, such matter shall be submitted to the Joint Steering Committee for resolution in accordance with Section 2.1(c)(i); provided, however, that in the event the Joint Steering Committee is unable to resolve a matter and submits such matter to senior management representation of each Development Party who are also unable to resolve the matter, than the matter shall be referred back to the Joint Steering Committee and MLNM shall have the right to cast the tie-breaking vote.

          (d) Joint Project Team Responsibilities. Each Joint Project Team will oversee and be responsible for all development activities for its Licensed Product in the Field of Use in the Territory as set forth in the Development and Commercialization Plan. Such responsibilities shall include:

               (i) preparation of the initial Development and Commercialization Plan for such Licensed Product for submission to the Joint Steering Committee for review and approval within [*] of MLNM's election under
          Section 3.3(a), including a budget of projected Development Costs for such activities;

               (ii) preparation of updates, amendments or revisions to the Development and Commercialization Plan, including a budget for projected Development Costs, no less frequently than once per Agreement Year for submission to the Joint Steering Committee for review and approval no later than [*] prior to the end of the then-current Agreement Year; and

               (iii) oversight of all activities directed to the development of a Licensed Product in its Field of Use in the Territory.

          (e) Ownership of Regulatory Filings and Approvals. MLNM shall own and maintain all regulatory filings and approvals for such Licensed Product; provided such Licensed Product shall be labeled with the names of both Development Parties to the extent permitted by law. XOMA-US shall assign ownership of any orphan drug designation granted by the FDA or foreign equivalent to MLNM.

          (f) Diligence. The Development Parties shall use commercially reasonable and diligent efforts to perform their responsibilities consistent with the Development and Commercialization Plan, while operating within the budget constraints set by the Joint Steering Committee and consistent with each Party's normal research and development practices.

          (g) Costs Prior to First Commercial Sale. With respect to each Licensed Product, MLNM shall be responsible for [*] of Development Costs and Manufacturing Costs incurred with respect to the clinical development of such Licensed Product subsequent to Successful Phase II Clinical Trial Completion and prior to the First Commercial Sale; XOMA-US shall be responsible for [*] of such Development Costs and Manufacturing Costs. With respect to a Licensed Product, to the extent the Development Parties agree to undertake pre-launch marketing and education activities prior to the First Commercial Sale or manufacture Licensed Product intended for commercial sale and incur costs in connection therewith, the Development Parties shall share such Operating Costs as follows: [*].

          (h) Costs Subsequent to First Commercial Sale; Sharing of Operating Margin/Profits. With respect to each Licensed Product, Development Costs, Operating Costs and Operating Margin/Profits shall be shared as follows:

               (i) Subsequent to the First Commercial Sale, the Development Parties shall share Operating Margin/Profit as follows: [*]. In addition, Development Costs incurred subsequent to the First Commercial Sale shall be shared as follows: [*]. To the extent MLNM has paid for [*] of the Manufacturing Costs in accordance with Section 3.4(g) for any quantity of Licensed Product that was originally intended for clinical development but is later sold or disposed of to third parties, XOMA-US shall credit MLNM in the amount of [*] of the total of such Manufacturing Costs consistent with the mechanism agreed to pursuant to Section 3.4(h)(ii).

               (ii) The Development Parties shall agree upon a mechanism so that in the event that the allocation of activities under the Development and Commercialization Plan results, based on the then-current budget, in one Development Party (the "Burdened Party") incurring a greater sharing of Development Costs, Operating Costs or Manufacturing Costs than provided for in Section 3.4(g) or 3.4(h)(i) for a given calendar quarter, then a payment shall be made by the other Development Party to the Burdened Party within [*] of the beginning of such quarter to ensure that such costs are shared approximately in accordance with said allocation. If at the end of any calendar year, the Development Costs, Operating Costs or Manufacturing Costs incurred by a Development Party, after taking into account the payments under this subsection (ii) is not in accordance with the allocation set forth in
          Section 3.4(g) 3.4(h)(i), then a reconciliation payment shall be made by one Development Party to the other Development Party in order to achieve such allocation within [*] of the end of the relevant calendar year.

               (iii) The Development Parties shall also agree on a mechanism for Quarterly reporting and distribution of Operating Margin/Profit in accordance with Section 3.4(h)(i).

     3.5. Development and Commercialization by XOMA-US. In the event that MLNM elects the XOMA Development-Commercialization Option for a Licensed Product and XOMA-US elects to participate:

          (a) Development and Commercialization. XOMA-US shall retain sole responsibility for the development and commercialization of such Licensed Product in its Field of Use in the Territory in accordance with a Development and Commercialization Plan prepared by XOMA-US and reviewed and approved by the Joint Steering Committee.

          (b) License. XOMA-US shall receive exclusive license rights to develop and commercialize such Licensed Product in its Field of Use in the Territory under Section 4.3, which license shall be fully assignable to an Affiliate of XOMA-US as set forth in Section 14.4.

          (c) Ownership of Regulatory Filings and Approvals. XOMA-US shall own and maintain all regulatory filings and approvals for such Licensed Product in its Field of Use in the Territory; provided that such Licensed Product shall be labeled with the names of both Development Parties to the extent permitted by law.

          (d) Milestones. The Joint Steering Committee shall meet to agree upon [*].

          (e) Diligence. XOMA-US shall use commercially reasonable and diligent efforts to develop and commercialize such Licensed Product. XOMA-US's responsibilities shall include the pre-clinical and clinical development, manufacturing, regulatory and commercialization responsibility for the Licensed Product. For purposes of this Section 3.5(e), commercially reasonable and diligent efforts shall mean exerting such effort and employing such resources as would normally be taken, exerted or employed by a third party for a product of similar market potential at a similar stage of its product life, taking into account the competitiveness of the relevant marketplace, the proprietary positions of third parties, the regulatory structure involved, and the profitability of the product. Without limiting the generality of the foregoing, XOMA-US agrees to: (y) prepare, file and prosecute all appropriate governmental applications to obtain approvals to develop, use, manufacture, formulate, fill and finish, register, distribute and sell such Licensed Product in its Field of Use in the Territory; and (z) use commercially reasonable efforts to market such Licensed Product in its Field of Use in the Territory. For purposes of this
     Section 3.5(e), the efforts of XOMA-US's Affiliates and Sublicensees shall count as the efforts of XOMA-US.

     3.6. Opt-Out After Election Under Section 3.3.

     (a) With respect to each Licensed Product, in the event MLNM elects the Co-Development Option and XOMA-US elects to participate, either Development Party shall have the right to withdraw from participation in the development of such Licensed Product by providing [*] advance written notice to the other Development Party.

     (b) With respect to each Licensed Product, in the event MLNM elects the XOMA Development-Commercialization Option and XOMA-US elects to participate, XOMA-US shall have the right to withdraw from participation in the development of such Licensed Product by providing [*] advance written notice to MLNM.

     (c) If a Development Party exercises its right under Section 3.6(a) or (b),
(i) such Development Party shall continue to perform critical development activities pursuant to the applicable Development Plan until the appropriate transfer of Know-How to the other Development Party has successfully taken place to permit the other Development Party to proceed with development activities without unreasonable interruption and (ii) responsibility for the costs incurred for such development activities during the [*] shall be as set forth in Section 3.4(g).

     (d) If XOMA-US withdraws from participation pursuant to the terms of
Section 3.6(a) or (b), then MLNM shall have the right (subject to the provisions of Article V hereof), but not the obligation, to pursue at its cost all pre-clinical, clinical, development, manufacturing, regulatory and commercialization activities for such Licensed Product.

     (e) If XOMA-US withdraws from participation pursuant to the terms of
Section 3.6(a) or (b), licenses and rights under this Agreement shall be treated as follows: (i) all licenses and rights granted by MLNM to XOMA-US under this Agreement shall terminate (or, if the termination pertains to a single Licensed Product, only the licenses applicable to such Licensed Product), (ii) all licenses and rights granted by the XOMA Parties, as applicable, to MLNM under this Agreement shall survive and be converted, in each case, into perpetual, exclusive, worldwide, royalty-bearing licenses, (or, if the termination pertains to a single Licensed Product, only the licenses applicable to such Licensed Product shall be converted), (iii) the XOMA Parties, as applicable, shall promptly transfer or cause to be transferred to MLNM all XOMA Know-How pertaining to the Licensed Products (or, if the termination pertains to a single Licensed Product, only the XOMA Know-How applicable to such Licensed Product) not previously transferred by it to MLNM reasonably necessary for the practice of the license rights granted to MLNM under this Agreement, (iv) the XOMA Parties, as applicable, shall transfer to MLNM all regulatory applications, regulatory approvals, orphan drug designations, trademarks and tradenames for Licensed Products (or, if the termination pertains to only a single Licensed Product, only those applicable to such Licensed Product) in its possession, and
(v) the XOMA Parties, as applicable, shall promptly return to MLNM all tangible MLNM Know-How and Confidential Information, relating to the Licensed Products (or, if the termination pertains to only a single Licensed Product, only the MLNM Know-How and Confidential Information applicable to such Licensed Product) in such XOMA Party's possession.

     (f) If MLNM withdraws from participation pursuant to the terms of Section 3.6(a), then the licenses, royalties and other rights granted to XOMA-US with respect to such Li-censed Product under this Agreement shall be in accordance with the terms of
Section 3.3(b) and Section 3.5 as if MLNM had elected the XOMA Development-Commercialization Option and XOMA-US had elected to participate; provided, however, if MLNM shall have withdrawn from participation under Section 3.6(a), XOMA-US shall have the right to withdraw immediately from participation pursuant to Sections 3.6(b) and 3.6(e) without providing [*] advance written notice.

     (g) Royalty. If XOMA-US withdraws from participation pursuant to the terms of Section 3.6(a) or (b), MLNM will pay milestones and royalties to XOMA-US and XOMA-Ireland as set forth in the applicable parts of Section 5.3 and Section 5.4.

     3.7. Excluded Technology. XOMA-US agrees (i) not to use Excluded Technology in connection with the performance of activities under a Development Plan or a Development and Commercialization Plan for either Licensed Product and (ii) not to develop either Licensed Product in such a manner that Excluded Technology is required, or that would require a license under Excluded Technology, to make, use or sell either Licensed Product, in either case, without the prior written consent of MLNM.

                                   ARTICLE IV

                         LICENSES, TRANSFERS AND SUPPLY

     4.1. Research and Development License to XOMA-US. Subject to the terms and conditions of this Agreement, and with respect to each Licensed Product, MLNM hereby grants to XOMA-US an exclusive, non-royalty-bearing license, without the right to sublicense (except in accordance with Sections 2.3 and 6.1), during the Development Term under the MLNM Intellectual Property to make, have made, use, and import such Licensed Product in the Field of Use in the Territory for the sole purpose of XOMA-US performing its responsibilities under the Development Plan in accordance with the terms and conditions of this Agreement.

     4.2. Transfers of Know-How During the Development Term. Except as expressly set forth herein, each Party shall transfer or cause to be transferred to each other Party, at such other Party's request, any and all Know-How, or in the absence of any such request, such Know-How as the transferring Party believes that the receiving Party needs in order to perform its obligations under this Agreement or to exercise its license rights from the transferring Party to make, have made, use, develop, import and sell Licensed Products in its licensed or reserved fields of use. Each Party shall use such Know-How solely for the purposes of performing its obligations under this Agreement, and to the extent of its license rights under this Agreement and shall, to the extent practicable, transfer such Know-How back to the transferring Party upon termination of such license rights under this Agreement.

     4.3. Commercial Licenses for XOMA-US in the Territory.

     (a) Co-Development Option. Subject to the terms and conditions of this Agreement, with respect to each Licensed Product for which MLNM elects the Co-Development Option and XOMA-US elects to participate, MLNM grants to XOMA-US a co-exclusive (with MLNM), perpetual license, with the right to grant sublicenses authorized in accordance with the Development and Commercialization Plan, under the MLNM Intellectual Property to make, have made, use, develop, sell, offer for sale and import such Licensed Product in its Field of Use in the Territory.

     (b) XOMA Development-Commercialization Option. Subject to the terms and conditions of this Agreement, with respect to each Licensed Product for which MLNM elects the XOMA Development-Commercialization Option and XOMA-US elects to participate, MLNM grants to XOMA-US an exclusive, royalty-bearing license, under the MLNM Intellectual Property to make, have made, use, develop, sell, offer for sale and import such Licensed Product in its Field of Use in the Territory. Such license shall include the right to grant sublicenses subject to prior review and consent of MLNM, which shall not be unreasonably withheld and, notwithstanding such limitation on sublicensing, shall be fully assignable to an Affiliate of XOMA-US as set forth in Section 14.4.

     (c) Reservation of Rights. Notwithstanding the license grants in Sections
4.1 and 4.3, MLNM reserves the right under the MLNM Intellectual Property to make, have made, use, develop, sell, offer for sale and import each Licensed Product (i) in its Field of Use outside the Territory, (ii) outside its Field of Use throughout the world, and (iii) to use, develop and manufacture such Licensed Product in the Territory solely in support of the activities permitted under clauses (i) and (ii) or to otherwise use the MLNM Intellectual Property to perform obligations assigned to MLNM under this Agreement.

     (d) Conversion of Exclusive License to Non-Exclusive License. On a Licensed Product by Licensed Product basis, and upon the expiration of the obligation to pay royalties set forth in Article V with respect to a Licensed Product in a country in the Territory, the license to the MLNM Know-How granted pursuant
Section 4.3(a) with respect to such Licensed Product shall be converted to a fully paid-up, royalty-free, perpetual, non-exclusive license to the MLNM Know-How.

     4.4. Commercial Licenses for MLNM.

     (a) Co-Development Option. Subject to the terms and conditions of this Agreement, with respect to each Licensed Product for which MLNM elects the Co-Development Option and XOMA-US elects to participate, each XOMA Party grants to MLNM a co-exclusive (with the XOMA Parties), perpetual license, with the right to grant sublicenses authorized in accordance with the Development and Commercialization Plan, under the XOMA Intellectual

Property to make, have made, use, develop, sell, offer for sale and import such Licensed Product in its Field of Use in the Territory.

     (b) Licenses Outside the Field and the Territory. Subject to the terms and conditions of this Agreement, each XOMA Party grants to MLNM a non-exclusive, [*], perpetual license under the XOMA Intellectual Property (i) to make, have made, use, develop, sell, offer for sale and import each Licensed Product (A) in its Field of Use outside the Territory and (B) outside its Field of Use throughout the world, (ii) to use, develop and manufacture such Licensed Product in the Territory solely in support of the activities permitted under clauses
(i)(A) and (i)(B) and (iii) to otherwise perform obligations assigned to MLNM under this Agreement. The license granted in this Section 4.4(b) shall include the right to grant sublicenses; provided, however, that with respect to the XOMA Intellectual Property directly related to manufacturing of either Licensed Product MLNM shall obtain the prior consent of the relevant XOMA Party for such a sublicense, which consent shall not be unreasonably withheld. In general, the licenses granted under this Section 4.4 by XOMA-Ireland are to the XOMA Intellectual Property in existence on the Effective Date, and the licenses granted by XOMA-US are to the XOMA Intellectual Property that are developed or acquired under this Agreement.

     (c) Reservation of Rights. Each XOMA Party reserves the right under the XOMA Intellectual Property to make, have made, use, develop, sell, offer for sale and import each Licensed Product to perform obligations assigned to XOMA-US under this Agreement.

     4.5. In-Licenses. XOMA-US and XOMA-Ireland acknowledge receipt of copies of the In-Licenses as listed on Exhibit C and agrees to comply with the terms and conditions therein in XOMA-US's exercise of the licenses granted to it in Sections 4.1 and 4.3. XOMA-US and XOMA-Ireland further acknowledge that certain rights granted under this Agreement may be limited by the In-Licenses.

     4.6. Access to Data and Regulatory Filings. With respect to each Licensed Product, each of the Parties agrees to share its data from all laboratory, preclinical and clinical studies conducted in support of its regulatory filings for the development, approval and marketing of the related Licensed Product with each other Party and its Affiliates and Sublicensees on a royalty-free basis, provided, however, that any data so transferred shall be used by the receiving Party and its Affiliates and Sublicensees solely as permitted by the licenses granted under this Article IV. Except as set forth in the preceding sentence, if a Sublicensee of a Party shall fail to agree to a reciprocal data sharing arrangement, such Sublicensee shall not be entitled to receive the data of any other Party or its Affiliates or Sublicensees (unless otherwise agreed). For each Licensed Product, each Development Party shall provide the other Development Party with copies of its regulatory filings in the Field of Use, and shall permit the other Development Party to attend meetings with regulatory authorities in order to monitor the devel-opment of such Licensed Product. Furthermore, each Party agrees to grant to each other Party the right to cross-reference any regulatory filing made by a Party or approval with regard to a Licensed Product as another Party believes may be useful or necessary for it to obtain approval to distribute and sell Licensed Products inside or outside the Territory, consistent with the terms of this Agreement. A Party may transfer the right to reference a regulatory filing or approval of another Party to a third party; provided that such other Party shall have a prior right of approval of such transfer, but such approval may not be unreasonably withheld.

     4.7. Adverse Event Reporting. The Development Parties recognize that they will be required to submit adverse drug experience reports and supplemental information to various governmental agencies with respect to each Licensed Product. Accordingly, with respect to the investigation or marketing by a Development Party or its Affiliates or Sublicensees of Licensed Products, such Development Party agrees to: (a) report to the other Development Party as soon as reasonably possible, but no later than [*] after the initial receipt of a report of any serious and unexpected possibly product-related adverse experience with a Licensed Product, or sooner if required for either Development Party to comply with regulatory requirements; and (b) report to the other Development Party within a reasonable time period, to be agreed upon by the Development Parties, of the initial receipt of a report of any other adverse experience with a Licensed Product, or sooner if required for either Development Party to comply with regulatory requirements. The terms unexpected adverse experience, serious adverse experience and other adverse experience shall have the meanings given such terms in applicable guidelines of the International Council on Harmonization. Promptly after the execution of this Agreement, the Development Parties shall agree on more specific operating procedures for the exchange of the foregoing information.

     4.8. Access to Process for Clinical Production and Supply. MLNM and XOMA-US shall prepare a plan to transfer to XOMA-US the process for producing each Licensed Product that MLNM possesses within [*] of the execution of this Agreement (including, without limitation, the pre-master cell bank for CAB-2 and the master cell bank for LDP-01) . Upon completion of the plan, there shall be no further or continuing obligation for MLNM to transfer other processes or improvements to any such process to XOMA-US with regard to either Licensed Product.

     4.9. [*].

                                    ARTICLE V

                               FEES AND ROYALTIES

     5.1. License and Sublicense Fees.

     (a) XOMA-US hereby agrees to pay a [*] license fee to MLNM in respect of LDP-01. The license fee shall be paid within thirty (30) days of the execution of this Agreement by wire transfer to a bank designated in advance by MLNM.

     (b) With respect to each Licensed Product, in the event MLNM licenses rights to a third party in the Field of Use outside the Territory during or subsequent to a Phase II Clinical Trial, MLNM shall pay to XOMA-US [*] of any upfront license fee received by MLNM in respect of such license rights. In the event any such license or series of related licenses to the same third party or more than one related third party involves a Licensed Product and one or more other products, the upfront license fee payable in respect of or allocated to the Licensed Product(s) included in such license or licenses shall not be less than a commercially reasonable upfront license fee based on fair market value for such Licensed Product.

     5.2. Milestone Payments During the Development Term. XOMA-US agrees to make the payments listed below to MLNM within [*] of achievement of the milestones set out below.

     [*]

     5.3. Milestone Payments Subsequent to Development Term.

     (a) Milestone Payments Payable by XOMA-US. With respect to each Licensed Product, in the event that MLNM elects the XOMA Development-Commercialization Option and XOMA-US elects to participate, then with respect to the first achievement of each of the milestones set forth in the following table with respect to such Licensed Product in the Field of Use in the Territory, XOMA-US shall make the indicated milestone payment to MLNM within [*] of the occurrence of the relevant event:

     [*]

     (b) Milestone Payments by MLNM. With respect to each Licensed Product, in the event that MLNM elects the Co-Development Option and XOMA-US elects not to participate, then with respect to the first achievement of each of the milestones set forth in the following table with respect to such Licensed Product in the Field of Use in the Territory, MLNM shall make the indicated milestone payment to XOMA-US within [*] of the occurrence of the relevant event:

     [*]

     5.4. Royalties.

     (a) As Between the Development Parties. With respect to each Licensed Product, royalties on Net Sales shall be due and payable for each calendar quarter by one Development Party to the other Development Party under this Agreement in accordance with the circumstances and corresponding royalty rates in the table set forth below until [*] after the First Commercial Sale of such Licensed Product in or outside the Territory, as applicable:

--------------------------------------------------------------------------------

                      CO-DEVELOPMENT OPTION ELECTED BY MLNM

--------------------------------------------------------------------------------

          CIRCUMSTANCE

                                   ROYALTY (Lower percentage applies if total calendar year Net Sales are less than or equal to [*]; higher percentage applies if total calendar year Net Sales are greater than [*])

--------------------------------------------------------------------------------
 1.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
2.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
3.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 4.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
5.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
6.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
7.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
8.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
9.        [*]                      See applicable royalties in
                                   section of this table labeled
                                   "XOMA
                                   Development-Commercialization
                                   Option Elected by MLNM"
--------------------------------------------------------------------------------
10.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
11.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
12.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
13.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       XOMA DEVELOPMENT-COMMERCIALIZATION
                             OPTION ELECTED BY MLNM

--------------------------------------------------------------------------------

          CIRCUMSTANCE             ROYALTY (Lower percentage applies if total
                                   calendar year Net Sales are less than or equal to [*]; higher percentage applies if total calendar year Net Sales are greater than [*])

--------------------------------------------------------------------------------
14.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
15.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
16.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
17.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
18.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
19.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
20.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
21.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
22.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
23.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 24.      [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
25.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      OTHER

--------------------------------------------------------------------------------
26.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
27.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 28.      [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

     (b) As Between MLNM and XOMA-Ireland. With respect to each Licensed Product, and in consideration of the license to MLNM of XOMA Intellectual Property owned or controlled by XOMA-Ireland, royalties on Net Sales shall be due and payable for each calendar quarter by MLNM to XOMA-Ireland under this Agreement in accordance with the circumstances and corresponding royalty rates in the table set forth below until [*] after the First Commercial Sale of such Licensed Product in or outside the Territory, as applicable:

--------------------------------------------------------------------------------

                      CO-DEVELOPMENT OPTION ELECTED BY MLNM

--------------------------------------------------------------------------------

          CIRCUMSTANCE             ROYALTY (Lower percentage applies if total
                                   calendar year Net Sales are less than or equal to [*]; higher percentage applies if total calendar year Net Sales are greater than [*])

--------------------------------------------------------------------------------

1.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 2.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 3.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
4.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
5.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
6.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
7.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
8.        [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
9.        [*]                      See applicable royalties in
                                   section of this table labeled
                                   "XOMA
                                   Development-Commercialization
                                   Option Elected by MLNM"
--------------------------------------------------------------------------------
10.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
11.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
12.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
13.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                       XOMA DEVELOPMENT-COMMERCIALIZATION
                             OPTION ELECTED BY MLNM

--------------------------------------------------------------------------------

          CIRCUMSTANCE

                                   ROYALTY (Lower percentage applies if total calendar year Net Sales are less than or equal to [*]; higher percentage applies if total calendar year Net Sales are greater than [*])

--------------------------------------------------------------------------------
14.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
15.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
16.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
17.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

18.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
19.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
20.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
21.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
22.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
23.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 24.      [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      OTHER

--------------------------------------------------------------------------------
 25.      [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
26.       [*]                      [*]% and [*]%
--------------------------------------------------------------------------------
 27.      [*]                      [*]% and [*]%
--------------------------------------------------------------------------------

     (c) General. On a Licensed Product-by-Licensed Product basis, with respect to any royalty payment due under this Section 5.4, in the calendar quarter in which total Net Sales reach [*] for that calendar year, a payment calculated by multiplying [*] times the difference between the royalty rate applicable above Net Sales of [*] and the royalty rate applicable below Net Sales of [*] shall be due and payable to MLNM, XOMA-US or XOMA-Ireland, as the case may be, at the time the next calendar quarter report and related payment are due to adjust for the increased royalty rate for the calendar year as a result of reaching the [*] threshold. For the purpose of calculating royalties, the first calendar year shall be a partial year that includes any partial month beginning with the First Commercial Sale and ending on December 31 of that calendar year and the last calendar year shall be a partial year that ends on the fifteenth (15th) day of the same month as the month during which the First Commercial Sale occurred.

     5.5. Third-Party Royalties.

     [*]

     5.6. Reports and Payments. For royalties payable by one Party to another Party under this Article V, the Party obligated to pay such royalty shall deliver to the Party to which such obligation is owed, within [*] after the end of each calendar quarter, a royalty report together with the required royalty payment. Such reports shall indicate Net Sales on a product-by-product and country-by-country basis and the calculation of royalties from Net Sales. With respect to all sales of Licensed Products, the Net Sales and royalties payable shall be expressed in United States Dollars, and such reports shall include the rates of exchange used to convert Net Sales to United States Dollars from the currency in which such sales were made. The exchange rate to be used for converting Net Sales to United States Dollars shall be rates used in the reporting Party's financial statements or, if such rates are not available, the rates for United States Dollars in the Foreign Exchange Rate - Currency Trading Chart reported in the East Coast Edition of the Wall Street Journal for the last business day of the calendar quarter to which the report relates. All milestone and royalty payments shall be made in United States Dollars by wire transfer to a bank designated in advance by the Party to which such payment is owed as applicable.

     5.7. Tax Withholding. Each Party shall use all commercially reasonable and legal efforts to reduce tax withholding payments to be made to the other Parties. Notwithstanding such efforts, if a Party concludes that tax withholdings under the laws of any country are required with respect to payments to another Party, such Party shall be entitled to withhold the required amount and shall pay it to the appropriate governmental authority. In any such case, each Party so withholding shall promptly provide the other relevant Party with original receipts or other evidence reasonably desirable and sufficient to allow such Party to document such tax withholdings for purposes of claiming foreign tax credits and similar benefits.

                                   ARTICLE VI

                                     SUPPLY

     6.1. Development Supply. During the Development Term XOMA-US shall, in accordance with the In-Licenses, manufacture its requirements for Licensed Products itself or through an Affiliate [*]. Further, in accordance with the In-Licenses, XOMA-US shall have the right to manufacture Licensed Products through a contract manufacturer with the prior approval of such contract manufacturer by MLNM, which approval shall not be unreasonably withheld.

     6.2. Manufacture by XOMA-US. Subject to the terms of this Agreement and upon MLNM's request, XOMA-US agrees to use commercially reasonable efforts to manufacture and supply to MLNM in a timely manner quantities of each Licensed Product suitable for pre-clinical and clinical development activities outside the Field of Use in the Territory [*]. Subject to the terms of this Agreement and upon MLNM's request, XOMA-US agrees to use commercially reasonable efforts to manufacture and supply to MLNM in a timely manner quantities of each Licensed Product suitable for pre-clinical and clinical development activities outside the Territory [*]. XOMA-US shall not unreasonably deny MLNM's request to manufacture and supply Licensed Product under this Section 6.2; provided, however, that XOMA-US will not be required to supply MLNM's request in the event of a constraint of capacity to manufacture arising from XOMA-US's other production requirements or conduct of the Development Plans for Licensed Products.

     6.3. Commercial Supply.

     (a) In the event MLNM elects the Co-Development Option with respect to a Licensed Product and XOMA-US elects to participate, then the Joint Steering Committee, after receiving and reviewing recommendations from the Joint Project Team, shall plan for the commercial supply requirements for such Licensed Product in connection with the annual review and approval of the Development and Commercialization Plan.

     (b) In the event MLNM elects the XOMA Development-Commercialization Option with respect to a Licensed Product and XOMA-US elects to participate, XOMA-US shall be solely responsible for the manufacture and supply of such Licensed Product.

     6.4. Specifications. Each Development Party agrees that all Licensed Product supplied to the other Development Party will be manufactured in accordance with agreed upon specifications for such Licensed Product and that such manufacture shall be in accordance with GMP.

                                   ARTICLE VII

                              INTELLECTUAL PROPERTY

     7.1. Ownership. MLNM shall own the entire right, title and interest in and to all Patent Rights and Know-How made solely by employees or consultants of MLNM or acquired solely by MLNM. The XOMA Parties shall own the entire right, title and interest in and to all Patent Rights and Know-How made solely by employees or consultants of XOMA-US or acquired solely by XOMA-US or XOMA-Ireland. The Development Parties shall jointly own any Patent Rights and Know-How made or acquired jointly in the course of the Development Program. MLNM shall own all trademarks pertaining to the Licensed Products except that in the event MLNM elects the XOMA Development-Commercialization Option, with respect to a Licensed Product and XOMA-US elects to participate, then XOMA-US shall have the right to own any trademarks to such Licensed Product in the Territory with respect to its Field of Use.

     7.2. Prosecution and Maintenance of Patent Rights.

     (a) MLNM shall have the right and responsibility, at its own expense, to prosecute and maintain patent protection for all MLNM Patent Rights that are solely owned by MLNM. The XOMA Parties shall have the right and responsibility, at their own expense, to prosecute and maintain patent protection for all XOMA Patent Rights that are solely owned by XOMA-US or XOMA-Ireland.

     (b) Subject to the XOMA Parties' continuing right to the prior review of, comment on, revision to and approval of material documents, which shall not be unreasonably delayed or withheld, MLNM shall have the right and responsibility to prosecute and maintain patent protection for all Patent Rights made jointly by MLNM and XOMA-US in the course of performing a Development Plan or a Development and Commercialization Plan, as applicable, in the names of both MLNM and XOMA-US or a designated Affiliate. XOMA-US shall use commercially reasonable efforts to make available to MLNM or its authorized attorneys, agents or representatives, such of its employees as MLNM in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such jointly made Patent Rights. XOMA-US shall sign or use commercially reasonable efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no cost to MLNM. The XOMA Parties, on the one hand, and MLNM, on the other, otherwise agree to share equally all expenses for the prosecution and maintenance of patent protection for such jointly made Patent Rights.

     (c) In the event MLNM elects not to seek or continue to seek or maintain patent protection on any MLNM Patent Rights that are solely owned by MLNM in the Territory, the XOMA Parties shall have the right (but not the obligation), at their expense (except as set forth in the last sentence of this Section 7.2(c)), to prosecute and maintain in any country within the Territory patent protection on such MLNM Patent Rights in MLNM's name. In any such case, MLNM shall use commercially reasonable efforts to make available to the XOMA Parties or their authorized attorneys, agents or representatives, such of its employees as the XOMA Parties in their reasonable judgment deem necessary in order to assist it in obtaining patent protection for such MLNM Patent Rights. MLNM shall sign or use commercially reasonable efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no cost to the XOMA Parties.

     (d) In the event the XOMA Parties elect not to seek or continue to seek or maintain patent protection on any XOMA Patent Rights that are solely owned by the XOMA Parties, MLNM shall have the right (but not the obligation), at its expense (except as set forth in the last sentence of this Section 7.2(d)), to prosecute and maintain in any country patent protection on such XOMA Patent Rights in the relevant XOMA Party's name. In any such case, the XOMA Parties shall use commercially reasonable efforts to make available to MLNM or its authorized attorneys, agents or representatives, such of their employees as the XOMA Parties in their reasonable judgment deem necessary in order to assist it in obtaining patent protection for such XOMA Patent Rights. The XOMA Parties shall sign or use commercially reasonable efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no cost to MLNM.

     (e) In the event MLNM elects not to seek or continue to seek or maintain patent protection on any Patent Rights made jointly by MLNM and XOMA-US in the course of the De-velopment Plan or Development and Commercialization Plan, the XOMA Parties shall have the right (but not the obligation), at their expense (except as set forth in the last sentence of this Section 7.2(e)), to prosecute and maintain in any country patent protection on such jointly made Patent Rights in the names of both MLNM and XOMA-US. In any such case, MLNM shall use commercially reasonable efforts to make available to the XOMA Parties or their authorized attorneys, agents or representatives, such of its employees as the XOMA Parties in their reasonable judgment deem necessary in order to assist them in obtaining patent protection for such jointly made Patent Rights. MLNM shall sign or use commercially reasonable efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no cost to the XOMA Parties.

     7.3. Infringement.

     (a) Each Party shall promptly report in writing to the other Parties during the term of this Agreement any (i) known or suspected infringement of any of the Patent Rights or (ii) unauthorized use or misappropriation of any Confidential Information or Know-How by a third party of which it becomes aware, and shall provide the other Parties with all available evidence supporting such infringement, or unauthorized use or misappropriation.

     (b) MLNM shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any third party who at any time has infringed, or is suspected of infringing, any of the MLNM Patent Rights or Patent Rights made jointly by MLNM and XOMA-US in the course of performing the Development Plan or the Development and Commercialization Plan (except those described in Section 7.2(e)), or of using without proper authorization all or any portion of the MLNM Know-How or Know-How made jointly by MLNM and XOMA-US in the course of performing the Development Plan or the Development and Commercialization Plan.

     (c) The XOMA Parties shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any third party who at any time has infringed, or is suspected of infringing, any of the XOMA Patent Rights that are solely owned by the XOMA Parties or any Patent Rights made jointly by MLNM and XOMA-US in the course of performing the Development Plan or the Development and Commercialization Plan as to which MLNM has elected not to seek or continue to seek or maintain patent protection as set forth in Section 7.2(e) or of using without proper authorization all or any portion of the XOMA Know-How that is solely owned by the XOMA Parties.

     (d) MLNM shall have the sole and exclusive right to select counsel for any suit referred to in subsection (b) above initiated by it and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs. If MLNM obtains from a third party, in connection with such suit, any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) fairly allocable to an in-fringement or unauthorized use or misappropriation in the Territory in the relevant Field of Use, MLNM shall pay XOMA-US [*] of the monies received by MLNM from such third party as may be fairly allocated to such Field of Use in the Territory and remaining after MLNM deducts and retains, solely for itself, the monies equal to that portion of MLNM's costs and expenses associated with obtaining the damages, license fees, royalties or other compensation as may be fairly allocated to the Territory in such Field of Use. The Parties agree to negotiate in good faith the fair allocation of the foregoing payments and costs and expenses. If reasonably necessary or desirable, the XOMA Parties shall join as parties to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. The XOMA Parties shall offer reasonable assistance to MLNM in connection therewith at no charge to MLNM except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The XOMA Parties shall have the right to participate and be represented in any such suit by their own counsel at their own expense. MLNM shall not settle any such suit involving rights of the XOMA Parties without obtaining the prior written consent of the affected XOMA Party, which consent shall not be unreasonably withheld.

     (e) The XOMA Parties shall have the sole and exclusive right to select counsel for any suit referred to in subsection (c) above initiated by them and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs. If the XOMA Parties obtain from a third party, in connection with such suit, any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) fairly allocable to an infringement or unauthorized use or misappropriation outside the Territory in a Field of Use or outside a Field of Use worldwide, the XOMA Parties shall pay MLNM [*] of the monies received by the XOMA Parties from such third party as may be fairly allocated to (i) such Field of Use outside the Territory or (ii) outside such Field of Use worldwide and remaining after the XOMA Parties deduct and retain, solely for themselves, the monies equal to that portion of the XOMA Parties' costs and expenses associated with obtaining the damages, license fees, royalties or other compensation as may be fairly allocated to countries outside the Territory in the case of clause (i) or the relevant countries worldwide in the case of clause (ii). The Parties agree to negotiate in good faith the fair allocation of the foregoing payments and costs and expenses. If reasonably necessary or desirable, MLNM shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. MLNM shall offer reasonable assistance to the XOMA Parties in connection therewith at no charge to the XOMA Parties except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. MLNM shall have the right to participate and be represented in any such suit by its own counsel at its own expense. The XOMA Parties shall not settle any such suit involving rights of MLNM without obtaining the prior written consent of MLNM, which consent shall not be unreasonably withheld.

     (f) In the event MLNM elects not to initiate or pursue an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the MLNM Patent Rights or Patent Rights made jointly by MLNM and XOMA-US in the course of performing the Development Plan or the Development and Commercialization Plan or of using without proper authorization all or any portion of the MLNM Know-How or Know-How made jointly by MLNM and XOMA-US in the course of performing the Development Plan or the Development and Commercialization Plan in the Territory and in the Field of Use, the XOMA Parties shall have the right, at its expense, to initiate or pursue such an infringement or other appropriate suit against such third party within the Territory and to retain all damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) received by the XOMA Parties from such third party. MLNM shall offer reasonable assistance to the XOMA Parties in connection therewith at no charge to the XOMA Parties except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The XOMA Parties shall not settle any such suit involving rights of MLNM without obtaining the prior written consent of MLNM, which consent shall not be unreasonably withheld.

     (g) In the event the XOMA Parties elect not to initiate or pursue an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the XOMA Patent Rights that are solely owned by the XOMA Parties or of using without proper authorization all or any portion of the XOMA Know-How that is solely owned by the XOMA Parties, MLNM shall have the right, at its expense, to initiate or pursue such an infringement or other appropriate suit against such third party and to retain all damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) received by MLNM from such third party. The XOMA Parties shall offer reasonable assistance to MLNM in connection therewith at no charge to MLNM except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. MLNM shall not settle any such suit involving rights of the XOMA Parties without obtaining the prior written consent of the XOMA Parties, which consent shall not be unreasonably withheld.

     7.4. Claimed Infringement.

     (a) In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the development, use, manufacture, distribution or sale of Licensed Products, such Party shall promptly notify the other Parties of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served. Each Party agrees to make available to the other Parties its advice and counsel regarding the technical merits of any such claim at no cost to the other Parties and to offer reasonable assistance to the other Parties at no cost to the other Parties.

     (b) MLNM shall have sole and exclusive responsibility for the defense of any such claim brought against MLNM or its Affiliates or Sublicensees arising out of the development, use, manufacture, distribution or sale of Licensed Products (a "MLNM Claim"). MLNM shall also have the right to assume sole and exclusive responsibility for the defense of any such claim brought against the XOMA Parties or their Affiliates or Sublicensees arising out of the development, use, manufacture, distribution or sale of Licensed Products (a "XOMA Claim"). The XOMA Parties shall have the right to participate and be represented in the defense of a XOMA Claim by their own counsel at their own expense and shall have the sole and exclusive right to control such defense in the event MLNM fails to exercise its right to assume such defense within thirty (30) days following written notice from the XOMA Parties of the XOMA Claim.

     (c) MLNM shall have the sole and exclusive right to select counsel for any MLNM Claim and for any XOMA Claim the defense for which it has assumed sole and exclusive responsibility pursuant to Section 7.4(b); provided that if the XOMA Parties are not participating in the defense of a XOMA Claim, MLNM shall consult with the XOMA Parties with respect to selection of counsel for the defense of any XOMA Claim. All litigation costs and expenses incurred by MLNM in connection with any MLNM Claim or XOMA Claim shall be borne by MLNM; provided that in the event MLNM elects the Co-Development Option and XOMA-US elects to participate, all such costs shall be deemed to be Operating Costs chargeable against Operating Margin/Profit. MLNM shall keep the XOMA Parties promptly informed, and shall from time to time consult with the the XOMA Parties regarding the status of any such claims and shall provide the XOMA Parties with copies of all documents filed in, and all written communications relating to any suit brought in connection with such claims. the XOMA Parties shall also have the right to participate and be represented in any XOMA Claim or related suit at their own expense.

     (d) In the event that MLNM shall not have assumed the sole and exclusive responsibility for the defense of any XOMA Claim, within thirty (30) days after receipt of written notice of such XOMA Claim, the XOMA Parties shall have sole and exclusive responsibility for the defense of the XOMA Claim. All litigation costs and expenses incurred by the XOMA Parties in connection with such XOMA Claim shall be borne by the XOMA Parties. The XOMA Parties shall keep MLNM promptly informed, and shall from time to time consult with MLNM regarding the status of any such XOMA Claim and shall provide MLNM with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such XOMA Claim.

     (e) No Party shall settle any claims or suits involving rights of another Party without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld.

     (f) THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF MLNM AND THE XOMA PARTIES, AND THE SOLE AND EXCLUSIVE REMEDY OF MLNM OR THE XOMA PARTIES, AS THE CASE MAY BE, IN THE CASE OF ANY CLAIMED INFRINGEMENT OF ANY THIRD PARTY RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

     7.5. Other Infringement Resolutions. In the event of a dispute or potential dispute which has not ripened into a demand, claim or suit of the types described in Sections 7.3 and 7.4 of this Agreement, the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute (including the sharing in and allocating the payment or receipt of damages, license fees, royalties and other compensation) shall apply.

     7.6. All rights granted pursuant to this Article VII are subject to MLNM's right to grant such rights under the terms of the In-Licenses.

                                  ARTICLE VIII

                            CONFIDENTIAL INFORMATION

     8.1. Non-Use and Non-Disclosure of Confidential Information. Each Party agrees that all Confidential Information of a Party that is disclosed by a Party to another Party (a) shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement, (b) shall be maintained in confidence by the receiving Party and (c) shall not be disclosed by the receiving Party to any third party who is not a consultant of, or an advisor to, the receiving Party or an Affiliate or Sublicensee of the receiving Party without the prior written consent of the disclosing Party. Notwithstanding the foregoing, the receiving Party shall be entitled to use and disclose Confidential Information which (i) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party as demonstrated by competent written records,
(ii) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information, (iii) either before or after the date of the disclosure to the receiving Party becomes published or otherwise part of the public domain through no fault or omission on the part of the receiving Party or its Affiliates, (iv) is independently developed by or for the receiving Party or its Affiliates without reference to or in reliance upon the Confidential Information as demonstrated by competent written records, (v) is reasonably necessary to conduct clinical trials or to obtain regulatory approval of Licensed Products or for the prosecution and maintenance of Patent Rights, (vi) is reasonably required in order for a Party to obtain financing or (vii) is required to be disclosed by the receiving Party to comply with applicable laws or regulations or to defend or prosecute litigation, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party and, upon the disclosing Party's request, takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

     8.2. Limitation on Disclosures. Each Party agrees that it shall provide Confidential Information received from another Party solely to those of its employees, consultants and advisors, and the employees, consultants and advisors of its Affiliates or Sublicensees who have a need to know and an obligation to maintain in confidence the Confidential Information of the disclosing Party.

                                   ARTICLE IX

                                     AUDITS

     At any given point in time, each Party shall have on file complete and accurate records for the last three years of its Costs, Manufacturing Costs, Operating Costs, Operating Margin/Profits and Net Sales incurred or earned in performance of this Agreement. For the sole purpose of verifying calculation and reporting of Development Costs, Manufacturing Costs, Operating Costs, Operating Margin/Profits and Net Sales, each Party shall have the right, once during each calendar year to retain, at its own expense, an independent certified public accountant, reasonably acceptable to the Party whose records are to be reviewed, to review such records upon reasonable notice to such Party, during regular business hours and under an obligation of confidentiality to such Party. The results of such review shall be made available to all Parties. If the audit demonstrates that the payments owed under this Agreement have been understated or overstated, the Party who made or received the incorrect payment shall pay the balance to the Party who received or made such payment, as the case may be, together with interest on such amounts from the date accrued at a rate equal to the then current prime rate as reported in the Wall Street Journal plus two percent. If the amount of discrepancy is greater than five percent of the amount owed, then the Party who made the incorrect statement shall reimburse the Party initiating such review for its reasonable cost of the audit.

                                    ARTICLE X

                          INDEMNIFICATION AND INSURANCE

     10.1. XOMA Indemnification. XOMA-US agrees to defend MLNM and its Affiliates, and their respective agents, directors, officers and employees (the "MLNM Indemnitees"), at XOMA-US's cost and expense, and will indemnify and hold harmless the MLNM Indemnitees from and against any and all losses, costs, damages, fees or expenses relating to or in connection with a Third Party Claim ("MLNM Losses") arising out of any act or omission of XOMA-US, its Affiliates, Sublicensees, contractors or agents in connection with the development, use, manufacture, distribution or sale of any Licensed Product by XOMA-US, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, any such Licensed Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made, provided that the foregoing indemnity shall not apply to the extent that any such MLNM Losses are attributable to the negligence or willful misconduct of the MLNM Indemnitees. In the event of any such claim against any MLNM Indemnitee, MLNM shall promptly notify XOMA-US in writing of the claim and XOMA-US shall manage and control, at its sole expense, the defense of the claim and its settlement. MLNM shall cooperate with XOMA-US and may, at its option and expense, be represented in any such action or proceeding. XOMA-US shall not be liable for any settlements, litigation costs or expenses incurred by MLNM without XOMA's written authorization. Notwithstanding the foregoing, if XOMA-US believes that the foregoing exception to its indemnification of the MLNM Indemnitees may apply, XOMA-US shall promptly notify MLNM and the MLNM Indemnitees shall then have the right to be represented in any such action or proceeding by separate counsel at MLNM's expense, provided that XOMA-US shall be responsible for payment of such expenses, plus interest, if the MLNM Indemnitees are ultimately determined to be entitled to indemnification from XOMA-US.

     10.2. MLNM Indemnification. MLNM agrees to defend XOMA-US, XOMA-Ireland and their respective Affiliates, agents, directors, officers and employees (the "XOMA Indemnitees"), at MLNM's cost and expense, and will indemnify and hold harmless the XOMA Indemnitees from and against any and all losses, costs, damages, fees or expenses relating to or in connection with a Third Party Claim ("XOMA Losses") arising out of any act or omission of MLNM, its Affiliates, Sublicensees, contractors or agents in connection with the development, use, manufacture, distribution or sale of any Licensed Product by MLNM including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, any such Licensed Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made, provided that the foregoing indemnity shall not apply to the extent that any such XOMA Losses are attributable to (a) the failure of any Licensed Product delivered by XOMA-US to MLNM pursuant to Article VI of this Agreement to meet applicable specifications or (b) the negligence or willful misconduct of the XOMA Indemnitees. In the event of any such claim against any XOMA Indemnitee, XOMA-US shall promptly notify MLNM in writing of the claim and MLNM shall manage and control, at its sole expense, the defense of the claim and its settlement. XOMA-US and XOMA-Ireland shall cooperate with MLNM and may, at its option and expense, be represented in any such action or proceeding. MLNM shall not be liable for any settlements, litigation costs or expenses incurred by XOMA-US or XOMA-Ireland without MLNM's written authorization. Notwithstanding the foregoing, if MLNM believes that either of the foregoing exceptions to its indemnification of the XOMA Indemnitees set forth in the foregoing clause (a) or
(b) above may apply, MLNM shall promptly notify XOMA-US, XOMA-Ireland and the XOMA Indemnitees shall then have the right to be represented in any such action or proceeding by separate counsel at XOMA-US's or XOMA-Ireland's expense, provided that MLNM shall be responsible for payment of such expenses, plus interest, if the XOMA Indemnitees are ultimately determined to be entitled to indemnification from MLNM.

     10.3. In the event that both MLNM and XOMA-US would be liable under Section
10.1 and 10.2 as indemnitors for an actual or alleged injury, damage, death or other consequence occurring to any person, then each Party's indemnification obligation shall be deemed to be a contribution obligation to the other Parties equal to its proportional share of the total of the MLNM Losses plus the XOMA Losses, based on each Party's allocable share of Operating Costs chargeable against Net Sales in determining Operating Margin/Profit, and Sections 10.1 and
10.2 shall be superseded by this Section 10.3.

     10.4. Insurance. Each Development Party shall maintain insurance, including product liability insurance, with respect to its activities hereunder. Such insurance shall be in such amounts and subject to such deductibles as the Development Parties may agree based upon standards prevailing in the industry at the time; provided that, as of the First Commercial Sale by a Development Party, such selling Development Party shall maintain a minimum of [*] in product liability insurance.

                                   ARTICLE XI

                                     EXPORT

     11.1. General. The Development Parties acknowledge that the exportation from the United States of materials, products and related technical data (and the re-export from elsewhere of United States origin items) may be subject to compliance with United States export laws, including without limitation the United States Bureau of Export Administration's Export Administration Regulations, the Federal Food, Drug and Cosmetic Act and regulations of the United States Food and Drug Administration issued thereunder, and the United States Department of State's International Traffic and Arms Regulations which restrict export, re-export, and release of materials, products and their related technical data, and the direct products of such technical data. The Development Parties agree to comply with all exports laws and to commit no act that, directly or indirectly, would violate any United States law, regulation, or treaty, or any other international treaty or agreement, relating to the export, re-export, or release of any materials, products or their related technical data to which the United States adheres or with which the United States complies.

     11.2. Delays. The Development Parties acknowledge that they cannot be responsible for any delays attributable to export controls that are beyond the reasonable control of either Development Party.

     11.3. Assistance. The Development Parties agree to provide reasonable assistance to one another in connection with each Development Party's efforts to fulfill its obligations under this Article XI.

     11.4. Other. The Development Parties agree not to export, re-export, or release any item that may be used in the design, development, production, stockpiling or use of chemical or biological weapons in or by a country listed in Country Group D:3 of Part 370 to Title 15 of the United States Code of Federal Regulations as it may be updated from time to time. As of September 28, 2001, Country Group D:3 comprises Afghanistan, Armenia, Azerbaijan, Bahrain, Belarus, Bulgaria, Burma, China, Cuba, Egypt, Georgia, India, Iran, Iraq, Israel, Jordan, Kazakhstan, North Korea, Kuwait, Kyrgyzstan, Lebanon, Libya, Macao, Moldova, Mongolia, Oman, Pakistan, Qatar, Russia, Saudi Arabia, Syria, Taiwan, Tajikistan, Turkmenistan, Ukraine, United Arab Emirates, Uzbekistan, Vietnam and Yemen.

                                   ARTICLE XII

                             DEFAULT OR TERMINATION

     12.1. Term. This Agreement shall remain in effect until terminated in accordance with this Article XII.

     12.2. Termination of Agreement for Breach of Material Obligation. (a) MLNM shall have the right to terminate this Agreement in its entirety, or in part with respect to a single Licensed Product, at the option of MLNM, upon written notice to XOMA-US and XOMA-Ireland, in the event that XOMA-US or XOMA-Ireland shall be in default of any of its material obligations under this Agreement or with respect to such Licensed Product, and shall fail to remedy any such default within [*] after written notice from MLNM specifically stating that MLNM intends to terminate this Agreement in the event that XOMA-US or XOMA-Ireland, as the case may be, shall fail to remedy the default within such time period. Notwithstanding the foregoing, in the event of a default of a material obligation that cannot, by its nature, be cured within such [*] period, MLNM shall not have the right to terminate this Agreement (but shall retain any other rights and remedies it may be afforded in law or at equity) if XOMA-US or XOMA-Ireland, as the case may be, shall propose a plan of action relating to such default which is reasonably acceptable to MLNM and XOMA-US or XOMA-Ireland, as the case may be, shall be diligently complying with such plan.

     (b) Either XOMA Party shall have the right to terminate this Agreement in its entirety, or in part with respect to a single Licensed Product, at the option of such XOMA Party, upon written notice to MLNM, in the event that MLNM shall be in default of any of its material obligations under this Agreement or with respect to such Licensed Product, and shall fail to remedy any such default within [*] after written notice from such XOMA Party specifically stating that such XOMA Party intends to terminate this Agreement in the event that MLNM shall fail to remedy the default within such time period. Notwithstanding the foregoing, in the event of a default of a material obligation that cannot, by its nature, be cured within such [*] period, the notifying XOMA Party shall not have the right to terminate this Agreement (but shall retain any other rights and remedies it may be afforded in law or at equity) if MLNM shall propose a plan of action relating to such default which is reasonably acceptable to the notifying XOMA Party and MLNM shall be diligently complying with such plan.

     12.3. Termination Due to Failure of XOMA-US's Development and Commercialization. In the event MLNM has elected the XOMA Development-Commercialization Option with respect to a Licensed Product and XOMA-US elects to participate, and XOMA-US fails to achieve the diligence milestones established pursuant to Section 3.5(d), XOMA-US shall promptly notify MLNM and XOMA-US and MLNM shall promptly meet, discuss the reasons for such failure, and attempt in good faith to agree on appropriate action plans and revised deadlines for such milestones. If after such discussion, the matter is not resolved, then MLNM shall have the right to terminate this Agreement in accordance with Section 12.2(a).

     12.4. Other Termination. In the event of an uncured, material breach of the Registration Rights Agreement by XOMA Ltd., an Event of Default as defined in the Promissory Note or termination by MLNM of the Investment Agreement for cause, MLNM shall have the right to terminate this Agreement in its entirety, or in part with respect to a single Licensed Product, at the option of MLNM, upon written notice to XOMA-US and XOMA-Ireland. In the event of a termination of the Investment Agreement by XOMA Ltd. for cause, XOMA-US and XOMA-Ireland shall have the right to terminate this Agreement in its entirety, or in part with respect to a single Licensed Product, at the option of XOMA-US and XOMA-Ireland, upon written notice to MLNM.

     12.5. Consequence of Termination. In the event of termination by MLNM pursuant to Section 12.2(a) or 12.3, by a XOMA Party pursuant to Section 12.2(b) or by any Party pursuant to Section 12.4, (a) all licenses and rights granted by MLNM to XOMA-US under this Agreement shall terminate (or, if the termination pertains to a single Licensed Product, only the licenses applicable to such Licensed Product), (b) all licenses and rights granted by the XOMA Parties to MLNM under this Agreement shall survive and be converted, in each case, into perpetual, non-exclusive, worldwide, [*] licenses (or, if the termination pertains to a single Licensed Product, only the licenses applicable to such Licensed Product shall be converted); provided, however, that in the case of termination by the XOMA Parties as a result of a default, failure or breach by MLNM under Section 12.2(b), the obligations of diligence imposed on XOMA-US and XOMA-Ireland under this Agreement shall terminate to the extent such obligations are affected by the default by MLNM and MLNM shall be solely liable for actual damages incurred by the XOMA Parties arising out of such default, (c) the XOMA Parties shall promptly transfer or cause to be transferred to MLNM all XOMA Know-How pertaining to the Licensed Products (or, if the termination pertains to a single Licensed Product, only the XOMA Know-How applicable to such Licensed Product) not previously transferred by it to MLNM reasonably necessary for the practice of the license rights granted to MLNM under this Agreement, (d) XOMA-US and XOMA-Ireland shall transfer to MLNM all regulatory applications, regulatory approvals, orphan drug designations, trademarks and tradenames for Licensed Products (or, if the termination pertains to only a single Licensed Product, only that applicable to such Licensed Product) in its possession, and (e) XOMA-US and XOMA-Ireland shall promptly return to MLNM all tangible MLNM Know-How and Confidential Information, relating to the Licensed Products (or, if the termination pertains to only a single Licensed Product, only the MLNM Know-How applicable to such Licensed Product).

     12.6. Survival. Upon termination of this Agreement, the following sections of this Agreement shall survive: Articles VII - X and XIII and Sections 12.5, 12.6, 14.2, 14.3, 14.8 and 14.9.

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

     13.1. XOMA-US. XOMA-US represents and warrants that: (a) it has the full right, power and authority to enter into this Agreement; (b) to the knowledge of XOMA-US, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of XOMA-US to enter into and perform its obligations under this Agreement; (c) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (d) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; and (e) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it which conflict, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability or performance of this Agreement.

     13.2. XOMA-Ireland. XOMA-Ireland represents and warrants that: (a) it has the full right, power and authority to enter into this Agreement and to grant the rights and licenses granted by it hereunder; (b) to the knowledge of XOMA-Ireland, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of XOMA-Ireland to enter into and perform its obligations under this Agreement; (c) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (d) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; and (e) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it which conflict, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability or performance of this Agreement.

     13.3. MLNM. MLNM represents and warrants that: (a) it has the full right, power and authority to enter into this Agreement and to grant the licenses granted by it hereunder; (b) to the knowledge of MLNM, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of MLNM to enter into and perform its obligations under this Agreement; (c) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (d) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; (e) the list of agreements attached hereto as Exhibit C contains a complete list of the licenses to which MLNM is a party as of the Effective Date which relate to the Licensed Products; (f) prior to the Effective Date, MLNM has discussed with representatives of XOMA-US the material information in MLNM's control and to MLNM's knowledge, regarding the proprietary status of CAB-2 and LDP-01 and the MLNM Patent Rights, and any potential restriction known to MLNM (contractual, patent or otherwise) that would limit or otherwise affect XOMA-US's right to develop or commercialize the MLNM Patent Rights; and (g) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it, which conflict, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability or performance of this Agreement.

     13.4. Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS, WHETHER ISSUED OR PENDING.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1. Publicity. Any public announcement with respect to the execution of this Agreement shall be agreed to among the Parties in advance of such announcement. Each Party understands that this Agreement is likely to be of significant interest to investors, analysts and others and, thus, that any Party shall have the right to make future announcements with respect to developments under this Agreement. The Parties agree that any such announcement shall not contain confidential technical or business information or, if disclosure of confidential technical or business information is required by law or regulation, shall make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is filed with a government agency. Each Party agrees to provide the other Parties with a copy of any such public announcement as soon as reasonably practicable prior to its scheduled release, but in any event no less than three (3) business days prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any such announcement, provided that such right of review and recommendation shall only apply for the first time that specific information is disclosed and shall not apply to the subsequent disclosure of substantially similar information that has been previously disclosed. Except as otherwise required by law, the Party whose announcement has been reviewed shall delete any information the reviewing Parties reasonably deem inappropriate for disclosure.

     14.2. Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; flood; storm; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the foregoing causes is cured as soon as is practicable after its occurrence.

     14.3. Consequential Damages. No Party shall be liable under this Agreement for special, incidental or consequential damages or for loss of profit or lost revenue, even if advised of the possibility of such damages; provided that this Section 14.3 shall not apply to Sections 4.1, 4.3 and 4.7 as well as the confidentiality and use obligations in Article VIII.

     14.4. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties, except to a party who acquires all or substantially all of the business of the assigning Party to which the subject matter of this Agreement applies by merger, sale of assets or otherwise and except for Sections 3.5(b) and 4.3(b), which, together with the licenses granted pursuant thereto, may be assigned, in whole or in part, to one or more Affiliates of XOMA-US; provided that, such Affiliate(s) agree to be bound to the terms of this Agreement and XOMA Ltd. or its successor guarantees such performance through an amendment to the Parent Company Agreement dated as of the Effective Date.

     14.5. Section 365(n) of the United States Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Parties shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

     14.6. Notices. Notices to MLNM shall be addressed to:

         Millennium Pharmaceuticals, Inc.
         75 Sidney Street
         Cambridge, Massachusetts 02139 U.S.A.

         Attention:  Legal Department - General Counsel
         Facsimile No.:  (617) 374-0074

         Notices to XOMA-US shall be addressed to:

         XOMA (US) LLC
         2910 Seventh Street
         Berkeley, California 94710 U.S.A.

         Attention:  Legal Department - General Counsel
         Facsimile No.:  (510) 649-7571

         Notices to XOMA-Ireland shall be addressed to:

         XOMA Ireland Limited
         Shannon Airport House
         Shannon, County Clare
         Ireland

         Attention:  Secretary
         Facsimile No.:  011-353-61-472060

         with copies (which shall not constitute notice) to:

         Cahill, Gordon & Reindel
         Eighty Pine Street
         New York, New York  10005
         Attn: Geoffrey E. Liebmann
         Facsimile No.:  212 269-5420

Any Party may change its address by giving notice to the other Parties in the manner provided in this Section 14.6. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission or (d) delivered by hand. The effective date of the notice shall be the actual date of receipt by the receiving Party.

     14.7. Independent Contractors. It is understood and agreed that the relationship among the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for any Party to act as the agent for any other Party.

     14.8. Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such law of the State of New York to the contrary, provided that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

     14.9. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties shall negotiate in good faith in modification of this Agreement with a view to revising this Agreement in a manner which reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.

     14.10. No Implied Waivers. The waiver by any Party of a breach or default of any provision of this Agreement by another Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

     14.11. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all previous written or oral representations, agreements and understandings among the Parties, including, without limitation, any confidentiality agreement among the Parties. This Agreement may be amended only by a writing signed by all Parties.

     14.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have set their hand as of the date first above written.


MILLENNIUM PHARMACEUTICALS, INC.           XOMA (US) LLC


By:                                        By:
   --------------------------------           ----------------------------------
     Title:                                    Title:


XOMA IRELAND LIMITED


By:
   --------------------------------------------------

     Alan Kane, Director
     duly authorized for and on behalf of
     XOMA Ireland Limited in the presence of:


-----------------------------------------------------

                                    EXHIBIT A

                          MLNM PATENT RIGHTS FOR CAB-2

[*]








                                    Exh, A-1

                                    EXHIBIT B

                          MLNM PATENT RIGHTS FOR LDP-01

[*]







                                    Exh. B-1

                                    EXHIBIT C

                                   IN-LICENSES

CAB-2

[*]

LDP-01

[*]








                                    Exh. C-1

                                    EXHIBIT D

                         ARBITRATION OF CERTAIN DISPUTES

     1.1 General. Any dispute that the Agreement expressly provides for resolution through arbitration, or any other matter the Parties agree to resolve through these procedures, shall be determined through binding arbitration in New York, New York in accordance with this Exhibit D and the Commercial Rules of Arbitration of the American Arbitration Association ("AAA"). Except as set forth in the foregoing sentence, this Exhibit D shall have no other force or effect.

     1.2 Arbitration Panel. The arbitration panel shall be comprised of the three independent (3) arbitrators that are mutually acceptable to each Party. The Parties shall endeavor to select the arbitrators within ten (10) days of the failure of the Parties to resolve the matter by through negotiation of their designated executive officers. One arbitrator is to be appointed by the XOMA Parties, one by MLNM and a third arbitrator is to be appointed by the Parties' appointed arbitrators. If the Parties' appointed arbitrators shall fail to agree, within thirty (30) days from the date both such arbitrators have been appointed, on the identity of the third arbitrator, then such arbitrator shall be appointed by the appropriate administrative body of the AAA from its list of authorized arbitrators.

     1.3 Exchange of Proposed Agreements. Within ten (10) days of the appointment of the arbitrator(s), the Parties shall exchange their final proposals in the form of a settlement agreement ready for execution. The arbitration panel shall promptly convene a hearing, at which time each Party shall have one (1) hour to argue in support of its final proposed settlement agreement. The Parties shall not call any witnesses in support of their arguments, nor shall any other discovery of any kind be permitted.

     1.4 Selection of Proposed Settlement Agreement. The arbitrators shall select the proposed settlement agreement that most closely reflects a commercially reasonable solution as the binding settlement agreement to be executed by the Parties. In making their selection, the arbitrator(s) shall not modify the terms or conditions of any Party's final proposed settlement agreement nor shall the arbitrator(s) combine provisions from both final proposed settlement agreements. In making their selection, the arbitrator(s) shall consider the terms and conditions of this Agreement, the relative merits of the final proposed settlement agreements, and the written and oral arguments of the Parties. In the event the arbitrator(s) seek the guidance of the law of any jurisdiction, the law of the State of New York shall govern.

     1.5 Notification of Decision. The arbitrator(s) shall make their decision known to all Parties as quickly as possible by delivering written notice of their decision to all Parties. Such written notice need not justify their decision. The Parties shall execute the agreement selected by the arbitration panel within five (5) days of receipt of notice of such selection.


                                    Exh. D-1

The decision of the arbitrator(s) shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.

     1.6 Costs. The Parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrator(s) shall be equally divided between the XOMA Parties, on the one hand, and MLNM, on the other.






                                    Exh. D-2

                                    EXHIBIT E

                               Excluded Technology

[*]







                                    Exh. E-1